EXHIBIT 10.3

AMENDED AND RESTATED
SERVICES AND SECONDMENT AGREEMENT

This Amended and Restated Services and Secondment Agreement (“Agreement”), dated as of August 9, 2012 (the “Effective Date”), is entered into between CHENIERE LNG O&M SERVICES, LLC (“O&M”), a Delaware limited liability company, and CHENIERE ENERGY PARTNERS GP, LLC (“MLP GP”), a Delaware limited liability company. O&M and MLP GP are hereinafter each referred to as a “Party” and collectively referred to as the “Parties.”

RECITALS:

WHEREAS, Sabine Pass LNG, a subsidiary of the Partnership, owns and operates the LNG Terminal;

WHEREAS, Partnership formed Liquefaction, to own, develop and operate the Liquefaction Facilities;

WHEREAS, on January 1, 2005, O&M and the State of Louisiana entered into the Louisiana State Quality Jobs contract which provides certain payroll tax rebates and sales and use tax rebates for the creation of quality jobs, as defined in the Louisiana Quality Jobs contract, related to the LNG Terminal and the Pipeline;

WHEREAS, on January 1, 2012, O&M and the State of Louisiana entered into the Louisiana State Quality Jobs contract which provides certain payroll tax rebates and sales and use tax rebates for the creation of quality jobs, as defined in the Louisiana Quality Jobs contract, related to the Liquefaction Facilities and the Pipeline;

WHEREAS, the Parties had previously entered into the Original Agreement pursuant to which O&M seconded to MLP GP certain individuals listed in Exhibit B of the Original Agreement to provide services with respect to the LNG Terminal;

WHEREAS, MLP GP and Sabine Pass LNG are parties to the LNG O&M Agreement with respect to the operation and maintenance of the LNG Terminal;

WHEREAS, MLP GP and Liquefaction are parties to the Liquefaction O&M Agreement with respect to the construction, operation and maintenance of the Liquefaction Facilities;

WHEREAS, O&M and Creole are parties to that certain Operation and Maintenance Agreement dated as of November 26, 2007, with respect to the operation and maintenance of the Pipeline, which agreement is anticipated to be amended and restated on or before the Partnership acquires the Pipeline;

WHEREAS, O&M will provide to MLP GP the operational and maintenance resources and services necessary for MLP GP to meet its obligations under the O&M Agreements;

WHEREAS, the Parties desire to amend and restate the Original Agreement in its entirety to provide for O&M to second, or cause its Affiliate to second, to MLP GP certain personnel employed by O&M or its Affiliates in connection with the Facilities.

NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, O&M and MLP GP hereby agree as follows:

ARTICLE 1
DEFINITIONS; INTERPRETATION

1.1     Definitions.

As used in this Agreement, (a) the terms defined in this Agreement will have the meanings so specified, and (b) capitalized terms not defined in this Agreement will have the meanings ascribed to those terms on Exhibit A to this Agreement.

1.2     Interpretation.

In this Agreement, unless a clear contrary intention appears: (a) the singular includes the plural and vice versa; (b) reference to any Person includes such Person's successors and assigns but, in the case of any Party, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity; (c) reference to any gender includes each other gender; (d) reference to any agreement (including this Agreement), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms of this Agreement; (e) reference to any Section means such Section of this Agreement, and references in any Section or definition to any clause means such clause of such Section or definition; (f) “hereunder,” “hereof,” “hereto” and words of similar import will be deemed references to this Agreement as a whole and not to any particular Section or other provision hereof or thereof; (g) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term; and (h) relative to the determination of any period of time, “from” means “from and including,” “to” means “to but excluding” and “through” means “through and including.”

1.3     Legal Representation of Parties.

This Agreement was negotiated by the Parties with the benefit of legal representation, and any rule of construction or interpretation requiring this Agreement to be construed or interpreted against any Party merely because such Party drafted all or a part of such Agreement will not apply to any construction or interpretation hereof or thereof.

1.4     Titles and Headings.

Section titles and headings in this Agreement are inserted for convenience of reference only and are not intended to be a part of, or to affect the meaning or interpretation of, this Agreement.

ARTICLE 2
OPERATIONAL AND MAINTENANCE SERVICES

2.1     Operational and Maintenance Services.

O&M shall second, or cause its applicable seconding Affiliate to second, the Provided Personnel to MLP GP to provide the Services. O&M acknowledges and agrees that the Provided Personnel are, and during the term of this Agreement, will be, experienced (to the extent required to perform the Services) and qualified (and if required, licensed) in the duties to which they are assigned by MLP GP. O&M shall (or shall cause the applicable appropriate seconding Affiliate) to be responsible for paying the salaries and all benefits of the Provided Personnel and meeting all governmental liabilities with respect to the Provided Personnel.

2.2    Louisiana Quality Jobs Contract Services.

O&M hereby agrees to abide by all legal and administrative requirements of the Louisiana Quality Jobs Contract. O&M shall timely submit all Louisiana Quality Job Program tax rebate filings to the appropriate Louisiana governmental authority. Within five business days of receipt of such tax rebate, O&M shall transfer 100% of such tax rebate amount to MLP GP.

2.3     Fees and Expenses.

Each month, MLP GP will pay to O&M, within a reasonable time following receipt thereof, all payments that MLP GP receives pursuant to Articles VIII and IX of the applicable O&M Agreement less any reasonable costs of, or incidental to, MLP GP's engaging (or engaging a third party to engage) personnel to provide Services pursuant to Section 3.6 hereof.

2.4     Suspension of Services.

In the event MLP GP fails to meet its payment obligations under Section 2.3 hereof for any reason other than a Dispute and such failure continues for 30 days after MLP GP's receipt of written notice of such failure, O&M may suspend the performance of its obligations under Section 2.1 hereof until such time as MLP GP cures such failure

ARTICLE 3
SECONDMENT

3.1     Provided Personnel.

Subject to the terms of this Agreement, O&M agrees to second to MLP GP, and MLP GP agrees to accept the Secondment of, the personnel necessary or appropriate to perform the Services (the “Provided Personnel”), which currently includes those certain specifically identified individuals listed in Exhibit B (the “Provided Personnel Schedule”). The Provided Personnel will be temporary service providers of MLP GP during the Period of Secondment and shall, at all times during the Period of Secondment, work under the direction, supervision and control of MLP GP. Provided Personnel shall have no authority or apparent authority to act on behalf of O&M during the Period of Secondment. The Provided Personnel Schedule sets forth, as of the Effective Date, the names of the Provided Personnel seconded by O&M, the job functions of the Provided Personnel, and the starting and ending dates, if known, for the Period of Secondment of the Provided Personnel. Individuals may be added or removed from the Provided Personnel Schedule from time to time by the execution by the Parties of a completed “Addition/Removal/Change of Responsibility of Provided Personnel” form, the form of which shall be similar to the form attached to this Agreement as Exhibit C, which will be fully binding on the Parties for all purposes under this Agreement. Those rights and obligations of the Parties under this Agreement that relate to individuals that were on the Provided Personnel Schedule but then later removed from the Provided Personnel Schedule, which rights and obligations accrued before the removal of such individual, will survive the removal of such individual from the Provided Personnel Schedule to the extent necessary to enforce such rights and obligations.

3.2     Period of Secondment.

O&M will second, or cause its applicable seconding Affiliate to second, to MLP GP such Provided Personnel on the start date set forth on the Provided Personnel Schedule and continuing, during the period (and only during the period) that the Provided Personnel are performing Services for MLP GP, until the earlier of

    (a)     the end of the term of this Agreement with respect to such Provided Personnel;

(b) the end date set forth for the Provided Personnel on the Provided Personnel Schedule (or another end date for such Provided Personnel as mutually agreed in writing by the Parties) (the “End Date”);

(c)    a withdrawal, departure, resignation or termination of such Provided Personnel under Section 3.3; or

(d)     a termination of Secondment of such Provided Personnel under Section 3.4.

The period of time that any Provided Personnel is provided by O&M to MLP GP is referred to in this Agreement as the “Period of Secondment.” At the end of the Period of Secondment for any Provided Personnel, such Provided Personnel will no longer be subject to the direction by MLP GP with respect to the Provided Personnel's day-to-day activities. The Parties acknowledge that certain of the Provided Personnel may also provide services to Cheniere Energy and its Affiliates in connection with their respective operations, including other services provided to MLP GP and its Affiliates (“Shared Provided Personnel”), and the Parties intend that such Shared Provided Personnel shall only be seconded to MLP GP during those times that the Shared Provided Personnel are performing Services for MLP GP hereunder.

3.3     Withdrawal, Departure or Resignation.

O&M will use reasonable efforts to prevent any early withdrawal, departure or resignation of any Provided Personnel prior to the End Date for such Provided Personnel's Period of Secondment. If any Provided Personnel tenders his resignation to O&M as its employee, O&M will promptly notify MLP GP. During the Period of Secondment of any Provided Personnel, O&M will not voluntarily withdraw or terminate any Provided Personnel except with the written consent of MLP GP (which may be through the execution of a completed “Addition/Removal/Change of Responsibility of Provided Personnel” form, which shall be similar to the form set forth on Exhibit C hereto) such consent not to be unreasonably withheld. O&M will indemnify, defend and hold harmless MLP GP, its directors, officers and employees against all Losses arising out of or in any way connected with or related to the termination of employment of the Provided Personnel by O&M EVEN THOUGH SUCH LOSS MAY BE CAUSED BY THE NEGLIGENCE OF ONE OR MORE OF MLP GP AND ITS DIRECTORS, OFFICERS AND EMPLOYEES, except to the extent that such Losses arise out of or result from the gross negligence or willful misconduct of any of MLP GP or its directors, officers or employees. Upon the termination of employment, the Provided Personnel will cease performing Services for MLP GP.

3.4     Termination of Secondment.

MLP GP will have the right to terminate the Secondment to MLP GP of any Provided Personnel for any reason at any time. Upon the termination of any Provided Personnel's Period of Secondment, O&M will be solely liable for any costs or expenses associated with the termination of the Secondment, except as otherwise specifically set forth in this Agreement. O&M will indemnify, defend and hold harmless MLP GP, its directors, officers and employees against all Losses arising out of or in any way connected with the termination of Secondment of the Provided Personnel by O&M EVEN THOUGH SUCH LOSS MAY BE CAUSED BY THE NEGLIGENCE OF ONE OR MORE OF MLP GP AND ITS DIRECTORS, OFFICERS AND EMPLOYEES, except to the extent that such Losses arise out of or result from the gross negligence or willful misconduct of any of MLP GP or its directors, officers or employees. Upon the termination of a Secondment, the Provided Personnel will cease performing Services for MLP GP.

3.5     Supervision.

During the Period of Secondment, MLP GP shall:

(a)     be ultimately and fully responsible for the daily work assignments of the Provided Personnel (and with respect to Shared Provided Personnel, during those times that the Shared Provided Personnel are performing Services for MLP GP hereunder), including supervision of their the day-to-day work activities and performance consistent with the purposes stated in Section 3.1 and the job functions set forth in the Provided Personnel Schedule;

(b)     set the hours of work and the holidays and vacation schedules (other than with respect to Shared Provided Personnel, as to which MLP GP and O&M shall jointly determine) for Provided Personnel; and

(c)     have the right to determine training which will be received by the Provided Personnel.

In the course and scope of performing any Provided Personnel job functions, the Provided Personnel will be integrated into the organization of MLP GP, will report into MLP GP's management structure, and will be under the direct management and supervision of MLP GP employees or Provided Personnel designated by MLP GP to be responsible for the supervisory functions set forth in this Section 3.5 on behalf of MLP GP.

3.6     Provided Personnel Qualifications; Approval.

O&M will provide such suitably qualified and experienced Provided Personnel as O&M is able to make available to MLP GP, and MLP GP will have the right to approve such Provided Personnel. In the event that O&M is unable to provide suitably qualified and experienced personnel, as determined in good faith by MLP GP, MLP GP may engage (or hire a third party to engage) personnel to provide Services.

ARTICLE 4
TERM

The term of this Agreement shall commence on the Effective Date and shall continue in full force and effect until the latest of the dates of termination of each of the O&M Agreements.

ARTICLE 5
INDEMNIFICATION

5.1    Loss or Damage to the Facilities.

O&M shall be responsible for any physical loss or damage to the Facilities resulting from O&M's gross negligence or willful misconduct in the course of the performance of its obligations under this Agreement, in an amount not to exceed for any such loss or damage incurred during a given calendar year the greater of (i) the applicable deductible under MLP GP's and its Affiliates physical damage insurance policies that covers such loss or damage or (ii) four hundred thousand dollars ($400,000).

5.2    O&M Indemnity.

To the fullest extent permitted by law, O&M shall defend, indemnify and hold harmless the MLP GP Group from and against all damages, losses, costs and expenses (including all reasonable attorneys' fees, and litigation or arbitration expenses) arising out of or resulting from or related to (i) injury to or death of any member of the O&M Group or (ii) damage to or destruction of property of any member of the O&M Group occurring in connection with the services, regardless of the cause of such injury, death, physical damage or destruction, including the sole or joint negligence, breach of contract or other basis of liability of any member of the MLP GP Group.

To the fullest extent permitted by law, O&M shall indemnify, defend, and hold harmless the MLP GP Group against any and all Losses of whatever kind and nature, including all related costs and expenses incurred in connection therewith, in respect of personal injury to or death of third parties and in respect of Loss of or damage to any third party property to the extent that the same arises out of:

(a)    any breach by O&M of its obligations hereunder;

(b)    any negligent act or omission on the part of O&M; and

(c)    any gross negligence or willful misconduct of O&M.

Any indemnification payable by O&M to MLP GP hereunder shall be net of any insurance proceeds received by MLP GP under MLP GP's, O&M's or any of their respective Affiliates' insurance policies with respect to the circumstances giving rise to O&M's indemnification of MLP GP hereunder, and shall be subject to the limitation set forth in Section 6.1.

5.3    MLP GP Indemnity.

To the fullest extent permitted by law, MLP GP shall defend, indemnify and hold harmless the O&M Group from and against all damages, losses, costs and expenses (including all reasonable attorneys' fees, and litigation or arbitration expenses) arising out of or resulting from or related to (i) injury to or death of any member of the MLP GP Group or (ii) damage to or destruction of property of MLP GP Group (excluding the facilities) occurring in connection with the services, regardless of the cause of such injury, death, physical damage or destruction, including the sole or joint negligence, breach of contract or other basis of liability of any member of the O&M Group.

To the fullest extent permitted by law, MLP GP shall indemnify, defend, and hold harmless O&M against any and all claims for Losses of whatever kind and nature, including all related costs and expenses incurred in connection therewith, in respect of personal injury to or death of third parties and in respect of loss of or damage to any third party property to the extent that the same arises out of:

(a)    any breach by MLP GP of its obligations hereunder;

(b)    any negligent act or omission on the part of MLP GP; and

(c)    any gross negligence or willful misconduct of MLP GP.

Any indemnification payable by MLP GP to O&M hereunder shall be net of any insurance proceeds received by O&M under O&M's, MLP GP's or any of their respective Affiliates' insurance policies with respect to the circumstances giving rise to MLP GP's indemnification of O&M hereunder.

5.4    Other Indemnity Rules.

If any Losses arise, directly or indirectly, in whole or in part, out of the joint or concurrent negligence of both Parties, each Party's liability therefor shall be limited to such Party's proportionate degree of fault. Payments required to be paid by O&M to MLP GP under this Article 5 shall not constitute an Operating Expense or be reimbursable to O&M from MLP GP, and shall be subject to the limitation set forth in Section 6.1.

ARTICLE 6
LIMITATION OF LIABILITY

6.1    Limitation of Liability.

The aggregate amount of damages, compensation, or other such liabilities (other than with respect to the indemnity provided in the first paragraph of Section 5.3) payable by MLP GP under this Agreement for any damages, compensation or liabilities incurred in any calendar year shall be limited to, and shall in no event exceed, the amount payable to O&M under Section 2.3 hereof plus reimbursable Operating Expenses for that calendar year.

The aggregate amount of damages, compensation, or other such liabilities (other than (i) with respect to the losses or damages described in Section 5.1, to the extent such losses or damages exceed the limitation set forth in clause (ii) of Section 5.1 but only to extent of the limitation set forth in clause (i) of Section 5.1, and (ii) the indemnity provided in the first paragraph of Section 5.2) payable by O&M under this Agreement for any damages, compensation or liabilities incurred in any calendar year shall be limited to, and shall in no event exceed, four hundred thousand dollars ($400,000.00).

6.2    Consequential Damages.

Neither party shall be liable under this agreement or under any cause of action related to the subject matter of this agreement, whether in contract, warranty, tort including negligence, strict liability, professional liability, product liability, contribution, or any other cause of action for special, exemplary, punitive, indirect, incidental or consequential losses or damages, including loss of profit, loss of use, loss of opportunity, loss of revenues, or loss of good will; provided that the foregoing shall not apply to indemnities FOR THIRD PARTY CLAIMS expressly provided in this agreement.

ARTICLE 7
GENERAL PROVISIONS

7.1     Accuracy of Recitals.

The paragraphs contained in the recitals to this Agreement are incorporated in this Agreement by this reference, and the Parties to this Agreement acknowledge the accuracy thereof.

7.2     Notices.

Any notice, demand, or communication required or permitted under this Agreement shall be in writing and delivered personally, by reputable courier, or by telecopier, and shall be deemed to have been duly given as of the date and time reflected on the delivery receipt if delivered personally or sent by reputable courier service, or on the automatic telecopier receipt if sent by telecopier, addressed as follows:

    To MLP GP:

Cheniere Energy Partners GP, LLC
700 Milam Street, Suite 800
Houston, Texas 77002
    Telecopy: 713-375-6000

with a copy to:

Sabine Pass Liquefaction, LLC
700 Milam Street, Suite 800
Houston, Texas 77002

and:

Sabine Pass LNG, L.P.
700 Milam Street, Suite 800
Houston, Texas 7702

and from and after the time that the Partnership acquires the Pipeline:

Cheniere Creole Trail Pipeline, L.P.
700 Milam Street, Suite 800
Houston, Texas 77002

To O&M:

    Cheniere LNG O&M Services, LLC
700 Milam Street, Suite 800
Houston, Texas 77002
    Telecopy: 713-375-6000

Any Person may change its address for the purposes of notices hereunder by giving notice to the Parties specifying such changed address in the manner specified in this Section 7.2.

7.3     Further Assurances.

The Parties agree to execute such additional instruments, agreements and documents, and to take such other actions, as may be necessary to effect the purposes of this Agreement.

7.4     Modifications.

Any actions or agreement by the Parties to modify this Agreement, in whole or in part, shall be binding upon the Parties, so long as such modification shall be in writing and shall be executed by all Parties with the same formality with which this Agreement was executed.

7.5     No Third Party Beneficiaries.

No Person not a Party to this Agreement will have any rights under this Agreement as a third party beneficiary or otherwise, including, without limitation, Provided Personnel.

7.6     Relationship of the Parties.

Nothing in this Agreement will constitute the Partnership Entities, O&M or its Affiliates as members of any partnership, joint venture, association, syndicate or other entity.

7.7     Assignment.

Neither Party shall, without the prior written consent of the other Party, assign, mortgage, pledge or otherwise convey this Agreement or any of its rights or duties hereunder; provided, however, that no such consent shall be unreasonably withheld in the case of an assignment to an Affiliate and no such consent is required for assignment or grant of a security interest to any Person for purposes of any financing arrangement. Unless written consent is not required under this Section 7.7, any attempted or purported assignment, mortgage, pledge or conveyance by a Party without the written consent of the other Party shall be void and of no force and effect. No assignment, mortgage, pledge or other conveyance by a Party shall relieve such Party of any liabilities or obligations under this Agreement.

7.8     Binding Effect.

This Agreement will be binding upon, and will inure to the benefit of, the Parties and their respective successors, permitted assigns and legal representatives.

7.9     Counterparts.

This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original, and all of which together shall constitute one and the same Agreement. Each Party may execute this Agreement by signing any such counterpart.

7.10     Time of the Essence.

Time is of the essence in the performance of this Agreement.

7.11     Governing Law.

This Agreement shall be deemed to be a contract made under, and for all purposes shall be construed in accordance with and governed by, the laws of the State of Texas excluding its conflicts of laws principles that would apply the laws of another jurisdiction.

7.12     Delay or Partial Exercise Not Waiver.

No failure or delay on the part of any Party to exercise any right or remedy under this Agreement will operate as a waiver thereof; nor shall any single or partial exercise of any right or remedy under this Agreement preclude any other or further exercise thereof or the exercise of any other right or remedy granted hereby or any related document. The waiver by either Party of a breach of any provisions of this Agreement will not constitute a waiver of a similar breach in the future or of any other breach or nullify the effectiveness of such provision.

7.13     Entire Agreement.

This Agreement constitutes and expresses the entire agreement between the Parties with respect to the subject matter hereof. All previous discussions, promises, representations and understandings relative thereto are hereby merged in and superseded by this Agreement.

7.14     Waiver.

To be effective, any waiver or any right under this Agreement will be in writing and signed by a duly authorized officer or representative of the Party bound thereby.

7.15     Signatories Duly Authorized.

Each of the signatories to this Agreement represents that he is duly authorized to execute this Agreement on behalf of the Party for which he is signing, and that such signature is sufficient to bind the Party purportedly represented.

7.16     Incorporation of Exhibits by References.

Any reference herein to any exhibit to this Agreement will incorporate it herein, as if it were set out in full in the text of this Agreement.

7.17     Dispute Resolution.

(a)    Negotiation. In the event that any Dispute cannot be resolved informally within 30 days after the Dispute arises, either Party may give written notice of the Dispute (a “Dispute Notice”) to the other Party requesting that a representative of MLP GP's senior management and O&M's senior management meet in an attempt to resolve the Dispute. Each such management representative shall have full authority to resolve the Dispute and shall meet at a mutually agreeable time and place within 30 days after receipt by the non-notifying Party of such Dispute Notice, and thereafter as often as they deem reasonably necessary to exchange relevant information and to attempt to resolve the Dispute. In no event shall this Section 7.17(a) be construed to limit either Party's right to take any action under this Agreement. The Parties agree that if any Dispute is not resolved within 90 days after receipt of the Dispute Notice given in this Section 7.17(a), then either Party may by notice to the other Party refer the Dispute to be decided by final and binding arbitration in accordance with Section 7.17(b).

(b)    Arbitration. Any arbitration held under this Agreement shall be held in Houston, Texas, unless otherwise agreed by the Parties, shall be administered by the Dallas, Texas office of the American Arbitration Association (“AAA”) and shall, except as otherwise modified by this Section 7.17(b), be governed by the AAA's International Arbitration Rules (the “AAA Rules”). The number of arbitrators required for the arbitration hearing shall be determined in accordance with the AAA Rules. The arbitrator(s) shall determine the rights and obligations of the Parties according to the substantive law of the state of Texas, excluding its conflict of law principles, as would a court for the state of Texas; provided, however, the law applicable to the validity of the arbitration clause, the conduct of the arbitration, including resort to a court for provisional remedies, the enforcement of any award and any other question of arbitration law or procedure shall be the Federal Arbitration Act, 9 U.S.C.A. § 2. Issues concerning the arbitrability of a matter in dispute shall be decided by a court with proper jurisdiction. The Parties shall be entitled to engage in reasonable discovery, including the right to production of relevant and material documents by the opposing Party and the right to take depositions reasonably limited in number, time and place; provided that in no event shall any Party be entitled to refuse to produce relevant and non-privileged documents or copies thereof requested by the other Party within the time limit set and to the extent required by order of the arbitrator(s). All disputes regarding discovery shall be promptly resolved by the arbitrator(s). This agreement to arbitrate is binding upon the Parties, O&M's surety (if any) and the successors and permitted assigns of any of them. At either Party's option, any other Person may be joined as an additional party to any arbitration conducted under this Section 7.17(b), provided that the party to be joined is or may be liable to either Party in connection with all or any part of any dispute between the Parties. The arbitration award shall be final and binding, in writing, signed by all arbitrators, and shall state the reasons upon which the award thereof is based. The Parties agree that judgment on the arbitration award may be entered by any court having jurisdiction thereof.

(c)    Continuation of Work During Dispute. Subject to Section 2.4 hereof, notwithstanding any Dispute it shall be the responsibility of each Party to continue to perform its obligations under this Agreement pending resolution of Disputes.

[Signature page follows]

AS WITNESS HEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives on the date herein above mentioned.

CHENIERE ENERGY PARTNERS GP, LLC

By:    /s/ Meg A. Gentle
Name:    Meg A. Gentle
Title:    Senior Vice President and
Chief Financial Officer

CHENIERE LNG O&M SERVICES, LLC

By:    /s/ Graham A. McArthur
Name:    Graham A. McArthur
Title:    Treasurer

HOU:3198125.10

EXHIBIT A

Definitions

“AAA” has the meaning set forth in Section 7.17(b).

“AAA Rules” has the meaning set forth in Section 7.17(b).

“Affiliate” means, with respect to any Person, (a) any other Person directly or indirectly controlling, controlled by or under common control with such Person, (b) any Person owning or controlling fifty percent (50%) or more of the voting interests of such Person, (c) any officer or director of such Person, or (d) any Person who is the officer, director, trustee, or holder of fifty percent (50%) or more of the voting interest of any Person described in clauses (a) through (c). For purposes of this definition, the term “controls,” “is controlled by” or “is under common control with” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. For purposes of this Agreement, no Partnership Entities shall be deemed to be an Affiliate of O&M nor shall O&M be deemed to be an Affiliate of any Partnership Entities.

“Agreement” shall mean this Amended and Restated Services and Secondment Agreement, including all Exhibits and amendments to this Agreement.

“Cheniere Energy” means Cheniere Energy, Inc., a Delaware corporation.

“Creole” means Cheniere Creole Trail Pipeline, L.P., a Delaware limited partnership.

“Creole O&M Agreement” means the Amended and Restated Operation and Maintenance Agreement (Cheniere Creole Trail Pipeline) entered into between O&M, MLP GP and Creole, to be entered into at such time that the Partnership acquires the Pipeline, as may be amended, restated or otherwise modified from time to time.

“Dispute” means any dispute, controversy or claim (of any and every kind or type whether based on contract, tort, statute, regulation or otherwise) arising out of, relating to or connected with this Agreement, including any dispute as to the construction, validity, interpretation, termination, enforceability or breach of this Agreement, as well as any dispute over arbitrability or jurisdiction.

“Dispute Notice” has the meaning set forth in Section 7.17(a).

“Effective Date” has the meaning set forth in the preamble to this Agreement.

“End Date” has the meaning set forth in Section 3.2(b).

“Facilities” means the LNG Terminal, the Liquefaction Facilities and, from and after the time that the Partnership acquires the Pipeline, the Pipeline.

“Liquefaction” means Sabine Pass Liquefaction, LLC, a Delaware limited liability company.

“Liquefaction Facilities” means liquefaction facilities adjacent to or at the same location as the LNG Terminal.

“Liquefaction O&M Agreement” means the Operation and Maintenance Agreement (Sabine Pass Liquefaction Facilities) dated as of May 14, 2012, entered into among O&M, MLP GP and Liquefaction, as may be amended, restated or otherwise modified from time to time.

“LNG O&M Agreement” means the Amended and Restated Operation and Maintenance Agreement (Sabine Pass LNG Facilities) dated as of August 9, 2012, entered into among O&M, MLP GP and Sabine Pass LNG, as may be amended, restated or otherwise modified from time to time.

“LNG Terminal” means the liquefied natural gas receiving terminal in Cameron Parish, Louisiana owned by Sabine Pass LNG.

“Losses” means any and all costs, expenses (including reasonable attorneys' fees), claims, demands, losses, liabilities, obligations, actions, lawsuits and other proceedings, judgments and awards.

“Louisiana Quality Jobs Contract” means all rights, responsibilities, benefits and duties pursuant to the Louisiana Quality Jobs contracts dated January 1, 2005 and January 1, 2012 between O&M and the State of Louisiana.

“MLP GP” has the meaning set forth in the preamble to this Agreement.

“MLP GP Group” means (i) the Partnership Entities and (ii) the respective directors, officers, agents, partners, employees and representatives of each Person specified in clause (i) above.

“O&M” has the meaning set forth in the preamble to this Agreement.

“O&M Agreements” shall mean, collectively, the LNG O&M Agreement, the Liquefaction O&M Agreement and, from and after the time that the Partnership acquires the Pipeline, the Creole O&M Agreement.

“O&M Group” means (i) O&M and its Affiliates (other than MLP GP) and (ii) the respective directors, officers, agents, employees, partners, representatives of each Person specified in clause (i) above.

“Original Agreement” means the Services and Secondment Agreement dated as of March 26, 2007, entered into between O&M and MLP GP.

“Operating Expense” has the meaning set forth in the applicable O&M Agreement.

“Partnership” means Cheniere Energy Partners L.P., a Delaware limited partnership.

“Partnership Entities” means MLP GP and the Partnership and its subsidiaries.

“Party” or “Parties” has the meaning set forth in the preamble to this Agreement.

“Period of Secondment” has the meaning set forth in Section 3.2.

“Person” means any individual or any partnership, corporation, limited liability company, trust or other legal entity.

“Pipeline” means approximately 94 miles of natural gas pipeline owned by Creole and connecting the LNG Terminal to numerous interconnections points with existing interstate, and intrastate natural gas pipelines in southwest Louisiana.

“Provided Personnel” has the meaning set forth in Section 3.1.

“Provided Personnel Schedule” has the meaning set forth in Section 3.1.

“Sabine Pass LNG” means Sabine Pass LNG, L.P., a Delaware limited partnership.

“Secondment” means each assignment of any Provided Personnel to MLP GP from O&M in accordance with the terms of this Agreement.

“Services” means all of the services to be provided by MLP GP to each of Sabine Pass LNG, Liquefaction and, from and after the time that the Partnership acquires the Pipeline, Creole pursuant to the O&M Agreements, including the “Services” as defined in each of the O&M Agreements.

“Shared Provided Personnel” has the meaning set forth in Section 3.2.
HOU:3198125.9

EXHIBIT B

Provided Personnel

In reference to that certain Amended and Restated Services and Secondment Agreement, dated August 9, 2012 (the “Amended and Restated Secondment Agreement”; terms with initial capital letters used but not defined herein shall have the meanings ascribed to such terms in the Amended and Restated Secondment Agreement), between CHENIERE LNG O&M SERVICES, LLC, a Delaware limited liability company, and CHENIERE ENERGY PARTNERS GP, LLC, a Delaware limited liability company. All information on this form must be filled in for this form to be valid.

Seconding Company	Name of Provided Personnel	Title and Job Functions	Start Date	End Date

HOU:3198125.10

B-1

EXHIBIT C

Addition/Removal/Change of Responsibility of Provided Personnel Form

In reference to that certain Amended and Restated Services and Secondment Agreement, dated August 9, 2012 (the “Amended and Restated Secondment Agreement”; terms with initial capital letters used but not defined herein shall have the meanings ascribed to such terms in the Amended and Restated Secondment Agreement), CHENIERE LNG O&M SERVICES, LLC, a Delaware limited liability company, and CHENIERE ENERGY PARTNERS GP, LLC, a Delaware limited liability company.

In accordance with Section 3.1 of the Amended and Restated Secondment Agreement, the Parties hereto wish to add, remove or change the responsibilities of the following individual or individuals to the Provided Personnel Schedule (all information must be filled in for this form to be valid):

Seconding Company	Name of Provided Personnel	Title and Job Functions	Start Date	End Date

CHENIERE LNG O&M SERVICES, LLC        CHENIERE ENERGY PARTNERS GP, LLC

By:    ____________________________         By:    ______________________________
Name:                         Name:
Title:                         Title:

C-1